UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 17, 2017

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02.          Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2017, World Fuel Services Corporation (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Jeffrey P. Smith as Executive Vice President and Chief Operating Officer of the Company, effective October 16, 2017.

Mr. Smith, age 55, previously served as Chief Information Officer of International Business Machines Corporation (“IBM”) from August 2014 through May 2017, where he was responsible for global information technology ("IT") operations, including provisioning and management of all computing devices and all software solutions required to run IBM, such as Customer Relationship Management (CRM) for sales and service and Enterprise Resource Planning (ERP) for financials and manufacturing.  Prior to joining IBM, Mr. Smith served as Chief Executive Officer of Suncorp Business Services, part of Suncorp Group Limited, from July 2010 to August 2014, and Chief Information Officer from March 2007 to July 2010.  While at Suncorp, Mr. Smith was responsible for the Group’s technology, analytics, real estate, finance, procurement, and customer relationship, IT and business process outsourcing operations. With more than thirty years of corporate experience, Mr. Smith has also held senior executive roles in a number of companies including Telstra Corporation and Honeywell.

Mr. Smith will receive an annual base salary of $600,000 and will be a participant in the Company’s executive compensation programs in the same manner as the Company’s other executive officers, as described in the “Compensation Discussion and Analysis” sections of the Company’s proxy statements.  In connection with the appointment, Mr. Smith was designated as a participating executive in the Company’s Executive Severance Policy (“ESP”), which was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on July 27, 2017.

In addition, Mr. Smith will be granted the following restricted stock units (“RSUs”) on November 10, 2017: (i) a service-based RSU award in an amount equal to $1.5 million, which will vest equally on the third, fourth and fifth anniversaries of the grant date (the form of which was previously filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on August 2, 2011), and (ii) a performance-based RSU award in an amount equal to $1.5 million, which will vest in 2021 based on the Company’s performance during the period ending December 31, 2020 (the form of which was previously filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2017).

There is no arrangement or understanding between Mr. Smith and any other person pursuant to which Mr. Smith was appointed an officer of the Company that would require disclosure under item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Smith and any other person that would require disclosure under item 401(d) of Regulation S-K. Mr. Smith is also not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Effective October 16, 2017, Carlos M. Velazquez, the Company’s Senior Vice President – Financial Operations and principal accounting officer will now be reporting to Mr. Smith and the Company’s Executive Vice President and Chief Financial Officer, Ira M. Birns, has assumed the responsibilities of principal accounting officer. Mr. Birns will not receive any additional compensation in connection with assuming the responsibilities.

Item 7.01. Regulation and FD Disclosure

A copy of the Company’s press release announcing the appointment of Mr. Smith is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release, dated October 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	October 17, 2017	World Fuel Services Corporation

/s/ Ira M. Birns
Ira M. Birns,
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated October 17, 2017.